As filed with the Securities and Exchange Commission on September 24, 2010

Registration No. 333-163784
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 3

REGISTRATION STATEMENT
UNDER
SCHEDULE B
OF
THE SECURITIES ACT OF 1933

THE REPUBLIC OF ARGENTINA
(Name of Registrant)

Hernán Lorenzino
Office of the Financial Representative of Argentina
1800 K Street, N.W., Suite 924
Washington, D.C.  20006

(Name and address of authorized representative
of the Registrant in the United States)

Copies to:
Carmen Amalia Corrales
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

The Registrant will offer the securities being registered on a delayed or continuous basis pursuant to
Release Nos. 33-6240 and 33-6424 under the Securities Act of 1933.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Debt securities, warrants and/or units	U.S.$15,000,000,000	100%	U.S.$15,000,000,000	U.S.$837,000
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Exclusive of accrued interest, if any.

__________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement under Schedule B (File No. 333-163784) of the Registrant is being filed solely to add Exhibits C.2, C.3, C.4, C.5, C.6, C.7, C.8, H.1, J.1, K.1 and L.1 to the Registration Statement in accordance with Rule 462(d) under the Securities Act of 1933, as amended and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission.

CONTENTS

This Registration Statement comprises:

A.	Form of Underwriting Agreement*

B.	Form of Dealer Manager Agreement***

C.	Form of Indenture**(including the form of securities)

C.1
Translation of Argentine Presidential Decree No. 563/2010 dated April 26, 2010 authorizing the Terms and Conditions of the New Securities (including the terms of the Debt Securities as set forth in Exhibits III and IV) ***

C.2	Form of U.S. Dollar-Denominated 8.28% Discount Bonds due 2033

C.3	Form of Euro-Denominated 7.82% Discount Bonds due 2033

C.4	Form of U.S. Dollar-Denominated 8.75% Global Bonds due 2017

C.5	Form of U.S. Dollar-Denominated GDP-Linked Securities

C.6	Form of Euro-Denominated GDP-Linked Securities

C.7	Form of U.S. Dollar-Denominated Par Bonds due 2038

C.8	Form of Euro-Denominated Par Bonds due 2038

D.	Form of Warrant Agreement*

E.	Form of Warrant*

F.	Form of Unit*

G.	Opinion of the Attorney General of the Treasury of Argentina or the Legal Undersecretary of the Ministry of Economy and Public Finance of Argentina, in respect of the legality of the securities***

H.	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York Counsel to Argentina, dated January 28, 2010 in respect of the legality of the securities***

H.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York Counsel to Argentina, dated September 20, 2010 in respect of the legality of the securities

I.	Consent of the Attorney General of the Treasury of Argentina or the Legal Undersecretary of the Ministry of Economy and Public Finance of Argentina (included in Exhibit G)***

J.	Consent of Cleary Gottlieb Steen & Hamilton LLP, dated January 28, 2010 (included in Exhibit H) ***

J.1	Consent of Cleary Gottlieb Steen & Hamilton LLP, dated September 20, 2010 (included in Exhibit H.1)

K.	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special English Counsel to Argentina, dated June 18, 2010 in respect of the legality of the securities***

K.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special English Counsel to Argentina, dated September 20, 2010 in respect of the legality of the securities

L.	Consent of Cleary Gottlieb Steen & Hamilton LLP, dated June 18, 2010 (included in Exhibit K) ***

L.1	Consent of Cleary Gottlieb Steen & Hamilton LLP, dated September 20, 2010 (included in Exhibit K.1)

_____________
*	To be filed by amendment to this Registration Statement or in any report filed under the Securities Exchange Act that is incorporated by reference in this Registration Statement.
**	Filed as an exhibit to Registration Statement No. 333-117111 and incorporated by reference herein.
***	Previously filed.

SIGNATURE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, as amended, the Registrant, The Republic of Argentina, has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina, on the 24th day of September 2010.

By:	/s/ Adrián E. Cosentino
Adrián E. Cosentino * Undersecretary of Finance of the Ministry of Economy and Public Finance of The Republic of Argentina

_______________________________________
*           Consent is hereby given to the use of my name in connection with the information specified in this Registration Statement or amendment to have been supplied by me and stated on my authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this Post-Effective Amendment No. 3 to the Registration Statement in the City of Washington, D.C., on the 24th day of September 2010.

By: /s/ Hernán Lorenzino
Hernán Lorenzino
Financial Representative of The Republic of Argentina in
the United States of America

EXHIBIT INDEX

Exhibits		Sequential page number
C.2	Form of U.S. Dollar-Denominated 8.28% Discount Bonds due 2033

C.3	Form of Euro-Denominated 7.82% Discount Bonds due 2033

C.4	Form of U.S. Dollar-Denominated 8.75% Global Bonds due 2017

C.5	Form of U.S. Dollar-Denominated GDP-Linked Securities

C.6	Form of Euro-Denominated GDP-Linked Securities

C.7	Form of U.S. Dollar-Denominated Par Bonds due 2038

C.8	Form of Euro-Denominated Par Bonds due 2038

H.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York Counsel to Argentina, in respect of the legality of the securities

J.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit H.1)

K.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special English Counsel to Argentina, in respect of the legality of the securities

L.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit K.1)